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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): January 5, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
      2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
      4(c)under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On January 5, 2007 Eastman Kodak Company committed to the closure of a Rochester, NY logistics center and materials management operation in 2007, along with a manufacturing operation that produces specialized solvent-coated products for various lines of business.

In conjunction with the closure of the logistics center and materials management operation, the Company will incur restructuring related charges of approximately $28 million. This includes employee termination benefits of approximately $18 million, accelerated depreciation charges on equipment of approximately $3 million and other exit costs of approximately $7 million. Associated with this action the Company will incur approximately $2 million in operating costs and $2 million in capital spending. The termination benefits, other exit costs and capital spending require the outlay of cash, while the accelerated depreciation represents non-cash charges.

In conjunction with the closure of the solvent coating operation, the Company will incur restructuring related charges totaling approximately $37 million. This includes employee termination benefits of approximately $5 million, accelerated depreciation charges and inventory write-offs of approximately $27 million and other exit costs, primarily for demolition, of approximately $5 million. The termination benefits and other exit costs require the outlay of cash, while the accelerated depreciation and inventory write-offs represent non-cash charges.

As previously announced to employees, termination benefits for these actions will primarily be paid from the overfunded Kodak
Retirement Income Plan trust (the U.S. Pension Plan).

The estimated restructuring related charges exclude the potential impacts from soil remediation and any pension plan settlement or curtailment gains or losses that may be incurred, as these amounts are not currently determinable.

These actions are expected to be substantially complete by year-end 2007 and are part of the Company's 2004-2007
Restructuring Program as described in its most recent Form 10-
Q for the quarterly period ended September 30, 2006.

A copy of the January 9, 2007 press release announcing these actions is attached hereto as Exhibit (99.1).

ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

(99.1)  Press release issued by Eastman Kodak Company on
        January 9, 2007 relating to the closure of a logistics center and solvent coating operation in Rochester, NY.



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                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EASTMAN KODAK COMPANY


                                        By: /s/ Diane E.Wilfong
                                        ------------------------
                                        Diane E. Wilfong
                                        Controller


Date:  January 9, 2007



                      EASTMAN KODAK COMPANY
                        INDEX TO EXHIBIT

Exhibit No.

(99.1)  Press release issued by Eastman Kodak Company on
        January 9, 2007 relating to the closure of a logistics center and solvent coating operation in Rochester, NY.